For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Second Quarter 2011 Results and a Quarterly Dividend

New York, NY, July 27, 2011......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and six months ended June 30, 2011.

Consolidated net sales for the second quarter of 2011 were $244 million, compared to consolidated net sales of $231 million during the comparable quarter in 2010.  Earnings from continuing operations for the second quarter of 2011 were $13.7 million or 59 cents per diluted share, compared to $8.1 million or 35 cents per diluted share in the second quarter of 2010. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the second quarter of 2011 were $11.4 million or 49 cents per diluted share, compared to $8.7 million or 38 cents per diluted share in the second quarter of 2010.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the six month period ended June 30, 2011 were $464.2 million, compared to consolidated net sales of $410.4 million during the comparable period in 2010.  Earnings from continuing operations for the six month period ended June 30, 2011 were $20.7 million or 90 cents per diluted share, compared to $10.9 million or 48 cents per diluted share in the comparable period of 2010.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the six months ended 2011 and 2010 were $18.5 million or 80 cents per diluted share and $11.8 million or 52 cents per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “As we forecasted during our first quarter earnings call, our rate of sales increase moderated during the second quarter. Our first quarter increase of 23% benefited from a pre-season ordering program in Temperature Control, plus some buildup in customer inventories in other areas. As these inventories were absorbed, our sales increase in the second quarter moderated to 5.6%, leaving us with a still healthy 13% sales increase for the six month period.

“We continue to reap the benefit of our cost reduction efforts of recent years—moving to low cost manufacturing sites, purchasing product from low cost areas, reducing overhead, and manufacturing products we formerly purchased. As a result, our earnings per share, excluding one time gains, increased to 49 cents for the quarter and 80 cents for the six month period, substantially ahead of the comparable periods last year.

“Cash flow remains strong. Despite the acquisition of the BLD Engine Control business ($27 million), and the redemption of the remaining convertible debentures ($12.3 million), both of which occurred in the second quarter, our bank borrowings were $2 million below the comparable period of 2010.

“Finally, during the second quarter, we announced that we will be terminating our retiree medical benefits program at the end of 2016. This was a difficult and painful decision, but we felt we had no choice as these costs continue to grow.

“The approximately $23 million postretirement liability at December 2010 has been reduced to approximately $7 million at June 2011 and by 2016 will be reduced below $1 million. Our 2011 second quarter and year-to-date results reflect a one-time curtailment gain of $3.6 million. Excluding the curtailment gain, our postretirement expense is forecasted to be a benefit of $3.7 million in 2011, decreasing to approximately a $1-2 million benefit per year through 2014. In 2015 and 2016 the amortized postretirement expense is forecast to be unfavorable $1-2 million and then be virtually eliminated.”

The Board of Directors has approved payment of a quarterly dividend of seven cents per share on the common stock outstanding. The dividend will be paid on September 1, 2011 to stockholders of record on August 15, 2011.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, July 27, 2011.  The dial in number is 800-895-1085 (domestic) or 785-424-1055 (international). The playback number is 800-283-8217 (domestic) or 402-220-0868 (international). The conference ID # is STANDARD.

 Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
NET SALES	$244,005	$231,048	$464,235	$410,399

COST OF SALES	180,832	172,659	347,910	308,192

GROSS PROFIT	63,173	58,389	116,325	102,207

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	40,016	41,803	80,656	78,468
RESTRUCTURING AND INTEGRATION EXPENSES	125	1,289	468	2,042
OTHER INCOME, NET	262	136	531	516

OPERATING INCOME	23,294	15,433	35,732	22,213

OTHER NON-OPERATING INCOME, NET	176	162	443	180

INTEREST EXPENSE	1,045	2,002	2,402	3,866

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	22,425	13,593	33,773	18,527

PROVISION FOR INCOME TAXES	8,732	5,532	13,069	7,599

EARNINGS FROM CONTINUING OPERATIONS	13,693	8,061	20,704	10,928

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(355)	(372)	(659)	(868)

NET EARNINGS	$13,338	$7,689	$20,045	$10,060
NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.60	$0.36	$0.91	$0.49
DISCONTINUED OPERATION	(0.02)	(0.02)	(0.03)	(0.04)
NET EARNINGS PER COMMON SHARE - BASIC	$0.58	$0.34	$0.88	$0.45

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.59	$0.35	$0.90	$0.48
DISCONTINUED OPERATION	(0.01)	(0.01)	(0.03)	(0.03)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.58	$0.34	$0.87	$0.45

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,867,323	22,570,886	22,787,337	22,493,031
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,196,125	23,529,898	23,438,247	22,584,666

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS
GAAP EARNINGS FROM CONTINUING OPERATIONS	$13,693	$8,061	$20,704	$10,928

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	75	774	281	1,226
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	-	47
POSTRETIRMENT CURTAILMENT GAIN (NET OF TAX)	(2,188)	-	(2,188)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(125)	(315)	(398)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$11,423	$8,710	$18,482	$11,803

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS		$0.35	$0.90	$0.48
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	-	0.04	0.01	0.06
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	-	-
POSTRETIRMENT CURTAILMENT GAIN (NET OF TAX)	(0.09)	-	(0.09)	-
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.02)	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.49	$0.38	$0.80	$0.52

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED OVERALL ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)

ASSETS

CASH	$13,094	$12,135

ACCOUNTS RECEIVABLE, GROSS	159,938	111,765
ALLOWANCE FOR DOUBTFUL ACCOUNTS	7,319	6,779
ACCOUNTS RECEIVABLE, NET	152,619	104,986

INVENTORIES	236,451	241,158
ASSETS HELD FOR SALE	216	216
OTHER CURRENT ASSETS	24,079	26,211

TOTAL CURRENT ASSETS	426,459	384,706

PROPERTY, PLANT AND EQUIPMENT, NET	61,240	60,666
GOODWILL AND OTHER INTANGIBLES, NET	31,379	12,487
OTHER ASSETS	25,929	34,942

TOTAL ASSETS	$545,007	$492,801

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$67,805	$52,887
CURRENT PORTION OF LONG TERM DEBT	108	12,402
ACCOUNTS PAYABLE	74,421	49,919
ACCRUED CUSTOMER RETURNS	37,306	23,207
OTHER CURRENT LIABILITIES	78,203	76,416

TOTAL CURRENT LIABILITIES	257,843	214,831

LONG-TERM DEBT	258	307
ACCRUED ASBESTOS LIABILITIES	25,533	24,792
OTHER LIABILITIES	24,247	42,988

TOTAL LIABILITIES	307,881	282,918

TOTAL STOCKHOLDERS' EQUITY	237,126	209,883

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$545,007	$492,801

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				SIX MONTHS ENDED
	June 30,				June 30,
	2011		2010		2011		2010
	(unaudited)				(unaudited)
Revenues
Engine Management	$159,919		$152,815		$324,123		$289,912
Temperature Control	79,715		73,926		133,794		113,941
All Other	4,371		4,307		6,318		6,546
	$244,005		$231,048		$464,235		$410,399

Gross Margin
Engine Management	$40,012	25.0%	$37,488	24.5%	$80,016	24.7%	$70,622	24.4%
Temperature Control	19,646	24.6%	17,707	24.0%	29,926	22.4%	25,960	22.8%
All Other	3,515		3,194		6,383		5,625
	$63,173	25.9%	$58,389	25.3%	$116,325	25.1%	$102,207	24.9%

Selling, General & Administrative
Engine Management	$26,435	16.5%	$26,284	17.2%	$51,257	15.8%	$49,437	17.1%
Temperature Control	10,710	13.4%	10,002	13.5%	19,765	14.8%	17,910	15.7%
All Other	2,871		5,517		9,634		11,121
	$40,016	16.4%	$41,803	18.1%	$80,656	17.4%	$78,468	19.1%

Operating Profit
Engine Management	$13,577	8.5%	$11,205	7.3%	$28,759	8.9%	$21,185	7.3%
Temperature Control	8,935	11.2%	7,705	10.4%	10,161	7.6%	8,050	7.1%
All Other	645		(2,324)		(3,251)		(5,496)
	23,157	9.5%	16,586	7.2%	35,669	7.7%	23,739	5.8%
Restructuring & Integration	(125)	-0.1%	(1,289)	-0.6%	(468)	-0.1%	(2,042)	-0.5%
Other Income, Net	262	0.1%	136	0.1%	531	0.1%	516	0.1%
	$23,294	9.5%	$15,433	6.7%	$35,732	7.7%	$22,213	5.4%